Portions of this Exhibit 10.19b have been omitted based upon a request for confidential treatment. This Exhibit 10.19b, including the non-public information, has been filed separately with the Securities and Exchange Commission. “[*]” designates portions of this document that have been redacted pursuant to the request for confidential treatment filed with the Securities and Exchange Commission.

Exhibit 10.19b

AMENDING AGREEMENT
THIS AGREEMENT made as of the 22 day of November, 2013,
B E T W E E N:
AUTOMOTIVE FINANCE CANADA INC.,
a corporation incorporated under the laws of the Province of Ontario,
(hereinafter called the "Seller" and the "Servicer"),
- and -
KAR AUCTION SERVICES, INC.,
a corporation incorporated under the laws of Delaware,
(hereinafter called "KAR"),
- and -
BNY TRUST COMPANY OF CANADA,
a trust company incorporated under the laws of Canada licensed to carry on business as a trustee in each of the provinces of Canada, in its capacity as trustee of PRECISION TRUST, a trust established pursuant to the laws of the Province of Ontario, without personal liability, as purchaser,
(in such capacity, hereinafter called the "Purchaser").
WHEREAS the Seller, KAR and the Purchaser entered into a second amended and restated receivables purchase agreement dated as of June 28, 2013 (as amended, the "RPA");
AND WHEREAS, in accordance with the terms of Section 10.4 of the RPA, the Seller, KAR and the Purchaser wish to amend the RPA in the manner set out in this amending agreement (the "Agreement");
NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and covenants and agreements of the parties herein contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties), the parties hereby covenant and agree as follows:

1.	Interpretation

1.1	All words and expressions defined in the RPA and not otherwise defined in this Agreement (including the recitals hereto) shall have the respective meanings given to them in the RPA.

2.	Amendments to the RPA

2.1	Section 1.1 of the RPA is hereby amended as follows:

(a)	the defined term "Float Sale Receivable" is added to Section 1.1 in the appropriate alphabetical order as follows:
""Float Sale Receivable" means a Receivable (i) generated by the Seller in connection with a marketing incentive program to support specific auctions pursuant to which the related Obligor is offered special terms which may include, without limitation, reduced floorplan fees or reduced interest charges, and (ii) which following the expiration of the initial term of such Float Sale Receivable, the Servicer may permit such Receivable to be rolled over and combined with the related Obligor's normal floorplan line of credit and existing Contract. For the avoidance of doubt, any Float Sale Receivable shall (i) be tracked as a Float Sale Receivable until it is no longer a Receivable, (ii) count against an Obligor's approved credit limit as governed by the Credit and Collection Policies and (iii) not constitute an Extended Curtailment Receivable.".

(b)
The defined term "Eligible Receivable" is amended by adding the words "or Float Sale Receivable" after the words "other than with respect to any Rental Receivable" where such words appear in the second line of clause (m) of such defined term.

(c)
The defined term "Eligible Receivable" is further amended by (i) deleting the word "and" at the end of clause (v) of such defined term, (ii) deleting the punctuation mark "." at the end of clause (w) of such defined term and substituting therefor the words "; and", and (iii) adding the following as new clause (x) of such defined term:

"(x) if the Receivable is a Float Sale Receivable, (i) the related vehicle was purchased at an auction (i.e. not a non-auction purchase), (ii) the initial float sale terms of such Float Sale Receivable do not exceed [*] days, (ii) the maximum terms of such Float Sale Receivable (i.e., the initial float sale terms plus the term permitted upon the conversion of such Float Sale Receivable to the standard Contract terms for such Obligor) does not exceed the lesser of (x) the float sale terms plus the related Obligor's normal maximum terms pursuant to clause (m) above or (y) [*] days, provided further, that any Receivable curtailed beyond [*] days will be ineligible as of the Curtailment Date which extends the Receivable beyond [*] days, and (iii) if the initial float sale terms for such Float Sale Receivable exceeds [*] days, such Float Sale Receivable's terms require a minimum principal payment of not less than [*] to be eligible for conversion to such Obligor's normal Contract terms.".

(d)	The defined term "Special Concentration Percentage" is amended by [*].

3.	Other Documents

3.1
Any reference to the RPA made in any documents delivered pursuant thereto or in connection therewith shall be deemed to refer to the RPA as amended, extended, modified, renewed or supplemented from time to time, unless the context otherwise requires.

4.	Miscellaneous

4.1
As amended by this Agreement, the RPA is in all respects ratified and confirmed and continues in full force and effect, and the RPA as amended by this Agreement shall be read, taken and construed as one and the same instrument.

4.2	This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

4.3	This Agreement may be executed in one or more counterparts each of which shall be deemed an original and all of which when, taken together, shall constitute one and the same instrument.

4.4	This Agreement shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized signatories, as of the date first written above.

AUTOMOTIVE FINANCE CANADA INC.

By:	/s/ James E. Money, II
Name: James E. Money, II Title: Chief Financial Officer

KAR AUCTION SERVICES, INC.

By:	/s/ Rebecca Polak
Name: Rebecca Polak Title: EVP, General Counsel & Secretary
By:
Name: Title:

BNY TRUST COMPANY OF CANADA, in its capacity as trustee of PRECISION TRUST, without personal liability, by its Securitization Agent BMO NESBITT BURNS INC.

By:	/s/ John Vidinovski
Name: John Vidinovski Title: Managing Director
By:	/s/ Kevin Brown
Name: Kevin Brown Title: Director

I/3492352.1